Exhibit 10.2

October 2, 2007	$ 5,000,000

Secured Promissory Note

DESCA HOLDING, LLC, a Delaware limited liability company (“Borrower”), promises to pay to the order of ELANDIA, INC., a Delaware corporation or its assigns (the “Holder”), the principal sum of Five Million Dollars ($5,000,000) (the “Loan”), or such sum as may be outstanding from time to time with such interest on the unpaid principal balance at the Interest Rate (as defined below), on or before the earlier of: (a) the date of the closing of the Purchase Agreement; (b) if the closing of the Purchase Agreement has not occurred by December 15, 2007, Seller and Alvarado were ready, willing and able to close, and the closing did not occur because SIBL did not provide the Holder with the financing required to consummate the transactions contemplated by the Purchase Agreement, June 30, 2008; or (c) if the closing of the Purchase Agreement has not occurred by December 15, 2007 for any reason other than as set forth in (b) above, April 15, 2008 (the earlier of (a), (b), or (c) the “Maturity Date”). Concurrently herewith, Borrower has executed certain documents in connection with the Loan including that certain Credit Agreement between Borrower and Holder and that certain Pledge and Security Agreement of even date herewith between Borrower and Holder. Capitalized terms not herein defined shall have the meanings given to them in the Credit Agreement.

Interest on the principal amount of this Note (this “Note”) shall accrue at the rate (the “Interest Rate”) of ten percent (10%) per annum, compounded monthly, from the original date of issuance of this Note. Interest will be computed on the basis of a 360-day year based upon the actual number of days elapsed.

Any amount of principal or interest on this Note which is not paid when due shall bear interest (“Default Interest”) at the rate of seventeen percent (17.0%) per annum. Notwithstanding any other provision of this Note, all principal and accrued but unpaid interest shall, at the option of Holder, be due and payable in full upon the occurrence of an “Event of Default” as defined below. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of Miami, Florida are authorized or required by law or executive order to remain closed. This Note is subject to the terms and conditions of the Credit Agreement. This Note is secured as set forth in (a) the Borrower Pledge and Security Agreement by and between Borrower and Holder and the Alvarado Pledge and Security Agreement between Alvarado and Holder, each dated as of the date hereof (collectively the “Security Agreement”), (b) that certain guaranty agreement executed by Alvarado for the benefit of Holder (the “Guaranty”) and (c) that certain deposit account control agreement to be delivered by the Borrower pursuant to the terms of the Credit Agreement (the “Deposit Account Control Agreement”).

All payments due under this Note shall be paid to the deposit account control account referenced in the Deposit Account Control Agreement.

The principal amount of this Note may be paid before the Maturity Date without any penalty or fee.

No interest or principal on this Note shall be due and payable until the Maturity Date.

All parties to this Note hereby waive presentment for payment, demand, protest, notice of dishonor, notice of acceleration of maturity, and all defenses on the ground of extension of time for payment hereof, and agree to continue and remain bound for the payment of principal, interest and all other sums available hereunder, notwithstanding any change or changes by way of release, surrender, exchange or substitution of any security for this Note or by way of any extension or extensions of time for payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice to or consent of any of them. The rights and remedies of the Holder as provided herein shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the Holder, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release of the same.

The occurrence of an “Event of Default” under the Credit Agreement shall constitute an Event of Default under this Note.

Upon the occurrence of an Event of Default, at the option of the Holder, this Note shall become immediately due and payable and the Borrower shall pay to the Holder an amount equal to the sum (the “Default Sum”) of (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the “Default Payment Date”) plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and (x), all without demand, presentment or notice, and all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection. The Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

This Note, together with the Credit Agreement, Security Agreement, the Guaranty and the Deposit Account Control Agreement and all other documents evidencing, securing or otherwise relating to the indebtedness evidenced hereby (collectively, the “Loan Documents”), constitute the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Note may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Borrower and the Holder. No failure to exercise, and no delay in exercising, any right, power or privilege under this Note shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the Borrower and the Holder. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

Nothing, herein contained, nor any transaction related hereto, shall be construed or so operate as to require the Borrower to pay interest at a greater rate than is now lawful in such case to contract for, or to make any payment, or to do any act contrary to law. Should any interest or other charges paid by the Borrower, or parties liable for the payment of this Note, in connection with the loan evidenced by this Note, or any document delivered in connection with said loan, result in the computation or earning of interest in excess of the maximum legal rate of interest which is legally permitted by law, then any and all such excess shall be and the same is hereby waived by the Holder hereof, and any and all such excess shall be automatically credited against and in reduction of the principal balance due under this Note, and the portion of said excess which exceeds the principal balance due under this Note shall be paid by the Holder to the Borrower.

The Holder shall be deemed to be the owner of this Note for all purposes, and the full payment of interest and principal under this Note to the Holder shall constitute the full and complete discharge of the Borrower for such purposes.

This Note and the rights, obligations and duties of the Borrower hereunder shall not be assignable or otherwise transferable by Borrower. The Holder may transfer or assign any or all of its rights and obligations under this Note to any person or entity, including but not limited to, SIBL.

No term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

This agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their heirs, executors, administrators, personal representatives, successors in interest and permitted assigns.

THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF FLORIDA. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN MIAMI, FLORIDA FOR A DISPUTE ARISING OUT OF OR RELATED TO THIS NOTE OR THE LOAN DOCUMENTS. EACH OF THE BORROWER AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY SUIT OR PROCEEDING ARISING OUT OF OR RELATED TO THIS NOTE OR THE OTHER LOAN DOCUMENTS. THE BORROWER WAIVES ANY OBJECTION WHICH THE BORROWER MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO ANY SUIT OR PROCEEDING INSTITUTED BY THE HOLDER UNDER THIS NOTE OR THE OTHER LOAN DOCUMENTS IN ANY STATE OR FEDERAL COURT LOCATED IN MIAMI-DADE COUNTY, FLORIDA AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE

RIGHT OF THE HOLDER TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH HAS JURISDICTION OVER THE BORROWER OR ITS PROPERTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER TO ENTER INTO THIS NOTE AND THE OTHER LOAN DOCUMENTS, MAKE THE LOANS AND EXTEND THE OTHER FINANCIAL ACCOMMODATIONS CONTEMPLATED HEREUNDER AND THEREUNDER.

The enumeration of the Holder’s rights and remedies set forth in this agreement is not intended to be exhaustive and the exercise by the Holder of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between the Borrower and the Holder or which may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Holder in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower and the Holder or the Holder’s employees shall be effective to change, modify or discharge any provision of this agreement or to constitute a waiver of any Event of Default.

From and at all times after the date of this Note, and in addition to all of the Holder’s other rights and remedies against the Borrower, the Borrower agrees to hold the Holder harmless from, and to indemnify the Holder against, all losses, damages, costs and expenses (including, but not limited to, reasonable attorneys’ fees, costs and expenses) incurred by the Holder from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or relating to any suit, action or proceeding by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy against any Person under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution or performance of, this Note and the other Loan Documents; provided, however, that the foregoing indemnification shall not protect Holder from loss, damage, cost or expense directly attributable to Holder’s willful misconduct or gross negligence. All of the foregoing losses, damages, costs and expenses of the Holder shall be payable by the Borrower upon demand by the Holder.

All notices, requests, demands and other communications permitted or required hereunder shall be in writing, delivered and effective as set forth in the Credit Agreement.

If any portion of this Note is held invalid, illegal or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein, which may remain effective, and to this end this Note is declared to be severable.

No waiver of a default, breach or other violation of any provision of this Note shall operate or be construed as a waiver of any subsequent default, breach or other violation or limit or restrict any right or remedy otherwise available. No delay or omission on the part of the Holder to exercise any right or power arising by reason of a default shall impair any such right or power or prevent its exercise at any time during the continuance thereof.

IN WITNESS WHEREOF, the Borrower has signed and sealed this Note on this 2nd day of October, 2007.

DESCA HOLDING, LLC,
a Delaware limited liability company

By:	/s/ Jorge Enrique Alvarado Amado
Name:	Jorge Enrique Alvarado Amado
Title:	Managing Member

5